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                                                                     EXHIBIT 8.1

                                                                                          PERCENTAGE
                                                                          COUNTRY OF       OWNERSHIP
NAME                                                                     INCORPORATION     INTEREST
--------------------------------------------------------------------    --------------    ----------
Fortune Software (Beijing) Co., Ltd                                           China            100
China Finance Online (Beijing) Co., Ltd.                                      China            100
Beijing Fuhua Innovation Technology Development Co., Ltd.*                    China            100
Stockstar Information Technology (Shanghai) Co., Ltd                          China            100
Shanghai Meining Computer Software Co., Ltd.                                  China            100
Zhengning Information & Technology (Shanghai) Co., Ltd.                       China            100
Shenzhen Genius Information Technology Co., Ltd.                              China            100
Jujin Software (Shenzhen) Co., Ltd.                                           China            100

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*Denotes variable interest entity